UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

PepGen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41374	85-3819886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue 8th Floor
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 797-0979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEPG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, the Board of Directors (the “Board”) of PepGen Inc. (“PepGen”) on the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously appointed Howard Mayer to fill a newly created vacancy on the Board resulting from the expansion of the number of members of the Board from six to seven. Dr. Mayer was appointed as a Class I director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2026 or until his earlier resignation, death or removal. Dr. Mayer has also been appointed to serve as a member of the Compensation Committee of the Board.

Dr. Mayer served on the board of directors of Invivyd, Inc. (formerly Adagio Therapeutics, Inc.) from August 2020 to June 2022, on the board of directors of Entasis Therapeutics Holdings Inc., a biotechnology company, from August 2019 to July 2022 and on the board of directors of Genocea Biosciences, Inc., a bioscience company, from March 2017 to August 2020. Dr. Mayer has served as the Executive Vice President, Head of Research and Development for Ipsen Biopharmaceuticals, Inc., or Ipsen, a global biopharmaceutical leader, from December 2019 until September 2023. Prior to joining Ipsen, Dr. Mayer served as the Senior Vice President, Chief Medical Officer and Global Head of Research & Development, Neuroscience Division at Shire Pharmaceuticals, Inc., or Shire, a pharmaceutical company, from April 2018 to November 2019 until it was acquired by Takeda Pharmaceutical Company in 2019. Prior to that position, Dr. Mayer served as a Senior Vice President and Head of Global Research and Development at Shire from August 2017 to January 2018, and as a Senior Vice President and Head of Global Clinical Development at Shire from August 2013 to August 2017. Dr. Mayer received a B.A. from the University of Pennsylvania and an M.D. from Albert Einstein College of Medicine.

Dr. Mayer will be compensated for his service as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy and will receive an initial option award to purchase 22,686 shares of the Company’s Common Stock, pursuant to the Company’s 2022 Stock Option and Incentive Plan, one-third of which will vest on the first anniversary of Dr. Mayer’s election to the Board, and the remainder will vest ratably in equal monthly installments over the remaining two years, subject to Dr. Mayer’s continued service on the Board. As a non-employee director, Dr. Mayer is also entitled to receive annual cash retainers of $35,000 for serving as a member of the Board and $5,000 for serving as a member of the Compensation Committee of the Board.

Dr. Mayer has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Mayer and any other person pursuant to which he was appointed as a director of the Company.

In connection with Dr. Mayer’s election to the Board, Dr. Mayer entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-264335) filed with the Securities and Exchange Commission on May 2, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Mayer for some expenses, including attorneys’ fees, judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

A copy of the Company’s press release announcing the appointment of Dr. Mayer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 15, 2023
104	Cover page interactive data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPGEN INC.

Date:	November 15, 2023	By:	/s/ Noel Donnelly
Noel Donnelly, Chief Financial Officer